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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



               Date of report (Date of earliest event reported):
                      January 6, 1998 (December 29, 1997)

                                FP BANCORP, INC.
                  -------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                     0-17650                   33-0018976
(STATE OR OTHER JURISDICTION         (COMMISSION               (IRS EMPLOYER
     OF INCORPORATION)               FILE NUMBER)            IDENTIFICATION NO.)

613 WEST VALLEY PARKWAY, ESCONDIDO, CALIFORNIA                      92025
--------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)


Registrant's telephone number, including area code:  (760) 741-3312

                                      NONE
             ------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5.  OTHER EVENTS.


        FP Bancorp, Inc. has entered into a definitive merger agreement ("Merger Agreement") with Zions Bancorporation ("Zions"). Under the Merger Agreement, FP Bancorp will merge with and into Zions, and First Pacific National Bank, the banking subsidiary of FP Bancorp, will merge with and into Grossmont Bank, a subsidiary of Zions. Holders of FP Bancorp common shares will receive common shares of Zions in connection with the merger. The merger is subject to the approval of banking regulators and stockholders of FP Bancorp. The transaction is expected to close in the second quarter of 1998.

        Additional information concerning the definitive agreement and the effect of this transaction on the conversion rights of holders of FP Bancorp's 9% Convertible Subordinated Debentures due December 31, 1997 is set forth in Attachment A (the joint Press Release of Zions and FP Bancorp relating to the Merger Agreement) and Attachment B (a Press Release of FP Bancorp relating to the rights of its Debenture holders) both of which are attached and incorporated by reference.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 6, 1998                     FP BANCORP, INC.


                                            By /s/ Michael J. Perdue
                                               ---------------------------------
                                               Michael J. Perdue
                                               Chief Operating Officer and
                                               Principal Financial Officer

                                       2

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                 ATTACHMENT A TO FORM 8-K DATED JANUARY 5, 1998

                              ZIONS BANCORPORATION

                                  PRESS RELEASE

                           ***FOR IMMEDIATE RELEASE***



FOR: ZIONS BANCORPORATION                        ZIONS BANCORPORATION
One South Main, Suite 1380                       Contact: Dale Gibbons
Salt Lake City, Utah                             One South Main, Suite 1380
Harris H. Simmons                                Salt Lake City, Utah  84111
President/Chief Executive Officer                Tel: (801) 524-4787

FOR: FP BANCORP, INC.                            FP BANCORP, INC.
613 W. Valley Parkway                            Contact: Harvey L. Williamson
Escondido, California  92025                     613 W. Valley Parkway
Mark N. Baker                                    Escondido, California  92025
Chairman of the Board                            Tel: (760) 739-6500
                                                 December 29, 1997

                    ZIONS BANCORPORATION AND FP BANCORP, INC.
                            ANNOUNCE MERGER AGREEMENT

SALT LAKE CITY, Utah and ESCONDIDO, Calif.; December 29, 1997 - Zions Bancorporation ("Zions") (Nasdaq: ZION) and FP Bancorp, Inc. (Nasdaq: FPBN), the holding company of First Pacific National Bank ("First Pacific") announced today that a definitive agreement has been signed under which FP Bancorp will merge with and into Zions, and First Pacific with and into Grossmont Bank, a subsidiary of Zions, in exchange for common shares of Zions. At September 30, First Pacific had $359 million in assets in eight offices in San Diego and Riverside counties; Grossmont Bank had $780 million in assets in 16 offices in San Diego County. The merger is subject to the approval of banking regulators and the shareholders of FP Bancorp. Directors and officers of FP Bancorp, and others, controlling 45% of the company's stock, have agreed to vote in favor of the merger agreement. The transaction is expected to close in the second quarter of 1998.

The merger is structured to be tax-free and is intended to be accounted for as a pooling-of-interests. The agreement provides for the exchange of each common share of FP Bancorp for 0.627 of a common share of Zions. Based upon Zions' stock price of $43 1/2 per share, the transaction is valued at approximately $90 million, which is 3.0 times FP Bancorp's estimated 1997 year-end book value or
15.5 times its estimated 1998 earnings. The merger is expected to be immediately accretive to Zions' earnings per share, exclusive of any cost savings. Zions will


                              ATTACHMENT A, PAGE 1

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incur approximately $2 million in after-tax, merger-related charges in the second quarter of 1998 in conjunction with this transaction.

"We are delighted to be able to complement our recently acquired Grossmont Bank franchise with First Pacific's presence in northern San Diego County and Riverside County," said Harris Simmons, president and chief executive officer of Zions. "The combined institutions will provide a higher level of convenience and a greater variety of banking services to the customers of both banks, while maintaining a local management and decision-making structure and a local identity."

Allan Severson, president and chief executive officer of Grossmont Bank, said "This is a combination of two fine banks that have similar philosophies and values oriented toward providing a high level of care and attention to customers. Many of our officers are well known to each other and in some cases have worked together in past years. We are excited about the expansion and synergies this will create to further develop us as the premier bank in the region. The transition to integrate the two organizations should be smooth and result in better products and convenience for all our customers."

Mark Baker, chairman of FP Bancorp, said "The fact that both Grossmont Bank and Zions share our commitment to local decision making and a community bank philosophy played a very important role in our decision. We are also pleased that three of our Directors will be joining the Grossmont Board. We are confident that the combination will provide our customers the same high level of customer service with the added convenience of a much larger local branch network."

Under local management teams and community identities, Zions Bancorporation operates full-service banking offices in Arizona, California, Colorado, Idaho, Nevada, New Mexico and Utah. It also offers a comprehensive array of investment, mortgage and insurance services, and is a leader in providing innovative financing solutions for small businesses nationwide. Investor information about Zions can be accessed on the Internet at www.zionsbank.com. The Company's common shares are traded on The Nasdaq Stock Market under the symbol "ZION."

Forward-Looking Information

This news release contains statements regarding the performance of Zions and FP Bancorp on a stand-alone and pro forma combined basis. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the projections discussed in this release since such projections involve significant risks and uncertainties. Factors that might cause such differences include, but are not limited to, revenues following the merger are lower than expected and/or expenses are higher than expected, costs or difficulties related to the integration of the banks are greater than expected, competitive pressures among financial institutions increase significantly, economic conditions, either nationally or locally in areas in which the combined companies will conduct their operations, are less favorable than expected, or legislation or regulatory changes adversely affect the businesses in which the company would be engaged.


                              ATTACHMENT A, PAGE 2



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                 ATTACHMENT B TO FORM 8-K DATED JANUARY 5, 1998

                                  PRESS RELEASE


  Release date:   DECEMBER 30, 1997

       Contact:   HARVEY L. WILLIAMSON
                  PRESIDENT/CHIEF EXECUTIVE OFFICER
                  FP BANCORP, INC.
                  (760) 739-6500

       Subject: FP BANCORP, INC. EXTENDS CONVERSION DEADLINE FOR ITS 9% SUBORDINATED CONVERTIBLE DEBENTURES

FOR IMMEDIATE RELEASE

ESCONDIDO, CA - FP Bancorp, Inc., parent company of First Pacific National Bank, announced today that in light of the definitive merger agreement between the Company and Zions Bancorporation, the Board of Directors of the Company had extended the time by which holders of the Company's 9% Subordinated Convertible Debentures due December 31, 1997, may exercise their conversion rights. The Board also voted to allow those who have already exercised their conversion rights to have time to withdraw notices of conversion which may already have been sent, if they wish to do so.

"Without this Board action," Harvey L. Williamson, President of the Company, said, "the conversion rights of our Debenture holders would have expired December 31, 1997, without their having had time to consider their conversion rights in light of the agreement between the Company and Zions."

Mr. Williamson stated, "457,500 shares of the Company's Common Stock have been registered pursuant to a Registration Statement filed with the Securities and Exchange Commission for issuance upon conversion of the Debentures. The Registration Statement was declared effective December 5, 1997." "Under the Board action," he continued, "the Debenture holders will have until ten calendar days after the mailing date of an amended prospectus in order to elect to convert their Debentures or withdraw a conversion notice previously given."

The Company plans to file a post-effective amendment to the Registration Statement which will include an amended prospectus containing information on the agreement with Zions and details of the new deadlines applicable to Debenture conversion rights and withdrawal of any notice of conversion previously delivered.



                              ATTACHMENT B, PAGE 1

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FP Bancorp's only operating subsidiary, First Pacific National Bank, operates eight branches in the cities of Escondido, San Marcos, Temecula, Rancho Bernardo, Valley Center and Moreno Valley. Investor information about FP Bancorp can be accessed on the Internet at www.nasdaq.com or at www.businesswire.com.

The Company's common stock is traded on the Nasdaq National Market System under the symbol FPBN.

Statements made in this press release that state the Company's or management's intentions, beliefs, expectations or predictions of the future are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statement is contained from time to time in the Company's SEC filings, including but not limited to reports on Forms 10-KSB and 10-QSB. Copies of these filings may be obtained by contacting the Company or the SEC, or may be accessed via the Internet at www.nasdaq.com or www.sec.gov.

                                             ###

For additional information contact: Harvey L. Williamson, President and Chief Executive Officer



                              ATTACHMENT B, PAGE 2